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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated January 19, 2001, except as to paragraphs 18 and 19 of Note 5 which are as of February 5, 2001, relating to the financial statements of diaDexus, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California
December 20, 2001